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Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 033-56661) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan of our report dated April 13, 2006, with respect to the financial statements of the Northshore Mining Company and Silver Bay Power Company Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/ Meaden & Moore, Ltd
Meaden & Moore, Ltd
Cleveland, Ohio
June 23, 2006